Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Xenith Bankshares, Inc.

Richmond, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-187890, 333-184557, and 333-84304) and Registration Statements on Form S-8 (Nos. 333-182666, 333-178640, 333-159104, 333-139968, 333-134583, and 333-64346) of Xenith Bankshares, Inc. (f/k/a Hampton Roads Bankshares, Inc.) of our report dated March 9, 2016, relating to the consolidated financial statements of Xenith Bankshares, Inc. (“Legacy Xenith”), which is incorporated by reference in this Form 8-K.

/s/BDO USA, LLP

Richmond, Virginia

July 29, 2016